KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                 December 30, 1999

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

               Re:    The Victory Portfolios
                      Post-Effective Amendment No. 58
                      File Nos. 33-8982; 811-4852
                      ---------------------------------

Gentlemen:

        We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 58 to Registration Statement No. 33-8982. In addition, we incorporate by reference our opinions as to the legality of the securities being registered as follows: (1) our opinion filed on November 19, 1998 as an Exhibit to Post-Effective Amendment No. 44; (2) our opinion filed on April 1, 1999 as an Exhibit to Post-Effective Amendment No. 50, and (3) our opinion filed on October 15, 1999 as an Exhibit to Post-Effective No. 54.

                                        Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP